                                                                     Exhibit 4.8
================================================================================



                           RCN CORPORATION, as Issuer


                                       and


                      THE CHASE MANHATTAN BANK, as Trustee


                              ---------------------


                                    INDENTURE

                           Dated as of June [ ], 1998


                              --------------------



                 $[        ] Principal Amount at Maturity


                       [ ]% Senior Discount Notes due 2008

================================================================================

Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of February 6, 1998

Trust Indenture                                            Indenture
  Act Section                                               Section
-------------                                               -------

ss.310  (a)(1) .........................................   6.05, 6.09
        (a)(2) .........................................   6.05, 6.09
        (a)(3) .........................................   6.05
        (a)(4) .........................................   6.05
        (b) ............................................   6.05, 6.08, 6.10
ss.311  (a) ............................................   6.07
        (b) ............................................   6.07
        (c) ............................................   Not Applicable
ss.312  (a) ............................................   3.05, 7.01
        (b) ............................................   7.02
        (c) ............................................   7.02
ss.313  (a) ............................................   7.03
        (b) ............................................   7.03
        (c) ............................................   7.03
        (d) ............................................   7.03
ss.314  (a) ............................................   7.04, 10.09
        (b) ............................................   Not Applicable
        (c)(1) .........................................   1.04, 4.04, 12.01(c)
        (c)(2) .........................................   1.04, 4.04, 12.01(c)
        (c)(3) .........................................   13.03, 13.04
        (d) ............................................   Not Applicable
        (e) ............................................   1.04
ss.315  (a) ............................................   6.01(a)
        (b) ............................................   6.02
        (c) ............................................   6.01(b)
        (d) ............................................   6.01(c)
        (e) ............................................   5.14
ss.316  (a) (last sentence) ............................   3.14
        (a)(1)(A) ......................................   5.12
        (a)(1)(B) ......................................   5.13
        (a)(2) .........................................   Not Applicable
        (b) ............................................   5.08
ss.317  (a)(1) .........................................   5.03
        (a)(2) .........................................   5.04
        (b) ............................................   10.03
ss.318  (a) ............................................   1.08

                                TABLE OF CONTENTS


                                                                                          Page
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
PARTIES.................................................................................    1
RECITALS................................................................................    1

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions ..............................................................    1
Section 1.02. Other Definitions ........................................................   28
Section 1.03. Rules of Construction ....................................................   29
Section 1.04. Form of Documents Delivered to Trustee ...................................   30
Section 1.05. Acts of Holders ..........................................................   30
Section 1.06. Notices, etc., to the Trustee and the Company ............................   31
Section 1.07. Notice to Holders; Waiver ................................................   32
Section 1.08. Conflict with Trust Indenture Act ........................................   32
Section 1.09. Effect of Headings and Table of Contents .................................   33
Section 1.10. Successors and Assigns ...................................................   33
Section 1.11. Separability Clause ......................................................   33
Section 1.12. Benefits of Indenture ....................................................   33
Section 1.13. GOVERNING LAW ............................................................   33
Section 1.14. No Recourse Against Others ...............................................   34
Section 1.15. Independence of Covenants ................................................   34
Section 1.16. Exhibits .................................................................   34
Section 1.17. Counterparts .............................................................   34
Section 1.18. Duplicate Originals ......................................................   34


                                   ARTICLE TWO

                                   NOTE FORMS
Section 2.01. Form and Dating ..........................................................   34

                                  ARTICLE THREE

                                    THE NOTES
Section 3.01. Title and Terms ..........................................................   35
Section 3.02. Registrar and Paying Agent ...............................................   36
Section 3.03. Execution and Authentication .............................................   36

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
Section 3.04. Temporary Notes ..........................................................   38
Section 3.05. Transfer and Exchange ....................................................   38
Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes ..............................   39
Section 3.07. Payment of Interest; Interest Rights Preserved ...........................   40
Section 3.08. Persons Deemed Owners ....................................................   42
Section 3.09. Cancellation .............................................................   42
Section 3.10. Computation of Interest ..................................................   42
Section 3.11. Legal Holidays ...........................................................   42
Section 3.12. CUSIP and CINS Numbers ...................................................   43
Section 3.13. Paying Agent To Hold Money in Trust ......................................   43
Section 3.14. Treasury Notes ...........................................................   44
Section 3.15. Deposits of Monies .......................................................   44
Section 3.16. Book-Entry Provisions for Global Notes ...................................   44


                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

Section 4.01. Company's Option To Effect Defeasance or Covenant Defeasance ..............   46
Section 4.02. Defeasance and Discharge ..................................................   46
Section 4.03. Covenant Defeasance .......................................................   47
Section 4.04. Conditions to Defeasance or Covenant Defeasance ...........................   47
Section 4.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other
                              Miscellaneous Provisions ..................................   50
Section 4.06. Reinstatement .............................................................   51

                                  ARTICLE FIVE

                                    REMEDIES

Section 5.01. Events of Default .........................................................   51
Section 5.02. Acceleration of Maturity Rescission and Annulment .........................   53
Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee ...........   54
Section 5.04. Trustee May File Proofs of Claims .........................................   55
Section 5.05. Trustee May Enforce Claims Without Possession of Notes ....................   56
Section 5.06. Application of Money Collected ............................................   56
Section 5.07. Limitation on Suits .......................................................   57

                                                                                          Page
                                                                                          ----
Section 5.08. Unconditional Right of Holders To Re- ceive Principal, Premium and Interest   58
Section 5.09. Restoration of Rights and Remedies ........................................   58
Section 5.10. Rights and Remedies Cumulative ............................................   58
Section 5.11. Delay or Omission Not Waiver ..............................................   59
Section 5.12. Control by Majority .......................................................   59
Section 5.13. Waiver of Past Defaults ...................................................   59
Section 5.14. Undertaking for Costs .....................................................   60
Section 5.15. Waiver of Stay, Extension or Usury Laws ...................................   60
Section 5.16. Unconditional Right of Holders To Receive Payment .........................   61

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 6.01. Certain Duties and Responsibilities .......................................   61
Section 6.02. Notice of Defaults ........................................................   62
Section 6.03. Certain Rights of Trustee .................................................   62
Section 6.04. Trustee Not Responsible for Recitals, Dispositions of Notes or Application
                              of Proceeds Thereof .......................................   64
Section 6.05. Trustee and Agents May Hold Notes; Collections; Etc .......................   64
Section 6.06. Money Held in Trust .......................................................   65
Section 6.07. Compensation and Indemnification of Trustee and Its Prior Claim ...........   65
Section 6.08. Conflicting Interests .....................................................   66
Section 6.09. Corporate Trustee Required; Eligibility ...................................   66
Section 6.10. Resignation and Removal; Appointment of Successor Trustee .................   66
Section 6.11. Acceptance of Appointment by Successor ....................................   68
Section 6.12. Merger, Conversion, Amalgamation, Con-solidation or Succession to Business    69

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01. Preservation of Information; Company To Furnish Trustee Names and Addresses
                              of Holders ................................................   70
Section 7.02. Communications of Holders .................................................   71

                                                                                          Page
                                                                                          ----
Section 7.03. Reports by Trustee .........................................................  71
Section 7.04. Reports by Company .........................................................  71

                                  ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC

Section 8.01. Company May Consolidate, etc., Only on Certain Terms .......................  72
Section 8.02. Successor Substituted ......................................................  73

                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01. Supplemental Indentures, Agreements and Waivers Without Consent of Holders .  74
Section 9.02. Supplemental Indentures, Agreements and Waivers with Consent of Holders ....  75
Section 9.03. Execution of Supplemental Indentures, Agreements and Waivers ...............  76
Section 9.04. Effect of Supplemental Indentures ..........................................  77
Section 9.05. Conformity with Trust Indenture Act ........................................  77
Section 9.06. Reference in Notes to Supplemental Indentures ..............................  77
Section 9.07. Record Date ................................................................  77
Section 9.08. Revocation and Effect of Consents ..........................................  78

                                   ARTICLE TEN

                                    COVENANTS

Section 10.01. Payment of Principal, Premium and Interest ................................  78
Section 10.02. Maintenance of Office or Agency ...........................................  78
Section 10.03. Money for Note Payments To Be Held  in Trust ..............................  79
Section 10.04. Corporate Existence .......................................................  81
Section 10.05. Payment of Taxes and Other Claims .........................................  81
Section 10.06. Maintenance of Properties .................................................  81
Section 10.07. Insurance .................................................................  82
Section 10.08. Books and Records .........................................................  82
Section 10.09. Provision of Financial Statements .........................................  82
Section 10.10. Change of Control .........................................................  82
Section 10.11. Limitation on Additional Indebtedness .....................................  85
Section 10.12. Statement by Officers as to Default .......................................  86

                                                                                             Page
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
Section 10.13. Limitation on Restricted Payments .........................................    87
Section 10.14. Limitation on Transactions with  Affiliates ...............................    90
Section 10.15. Disposition of Proceeds of Asset Sales ....................................    91
Section 10.16. Limitation on Liens Securing Certain  Indebtedness ........................    95
Section 10.17. Limitation on Business ....................................................    96
Section 10.18. Limitation on Certain Guarantees  and Indebtedness of Restricted
                              Subsidiaries and Restricted  Affiliates ....................    96
Section 10.19. Limitation on Issuances and Sales of Preferred Stock by Restricted
                  Sub-sidiaries and Restricted Affiliates ................................    97
Section 10.20. Limitation on Dividends and Other Payment Restrictions Affecting Restricted
                  Subsidiaries or Restricted Affiliates ..................................    97
Section 10.21. Designations of Unrestricted Subsidiaries .................................    98
Section 10.22. Designations of Restricted Affiliates .....................................   100
Section 10.23. Compliance Certificates and Opinions ......................................   101
Section 10.24. Reports ...................................................................   102

                                 ARTICLE ELEVEN

                           SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge of Indenture ...................................   102
Section 11.02. Application of Trust Money ................................................   103

                                 ARTICLE TWELVE

                                   REDEMPTION

Section 12.01. Notices to the Trustee ....................................................   104
Section 12.02. Selection of Notes To Be Redeemed .........................................   104
Section 12.03. Notice of Redemption ......................................................   104
Section 12.04. Effect of Notice of Redemption ............................................   105
Section 12.05. Deposit of Redemption Price ...............................................   106
Section 12.06. Notes Redeemed or Purchased in Part .......................................   106

Exhibit A  - Form of Note
Exhibit B  - Form of Legend for Book-Entry Securities

     INDENTURE, dated as of [______], 1998, between RCN CORPORATION, a corporation incorporated under the laws of the State of Delaware (the "Company"), as issuer, and The Chase Manhattan Bank, a New York banking Corporation as trustee (the "Trustee").

                                    RECITALS

     The Company has duly authorized the creation of an issue of [___]% Senior Discount Notes due 2008 (the "Notes"), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary have been done to make the Notes, when executed by the Company, and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined) of the Notes, as follows:

                                   ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


     Section 1.01. Definitions.

     "Accreted Value" means, as of any date (the "Specified Date") with respect to each $1,000 principal amount at maturity of the Notes:

          (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

     Semi-Annual
     Accrual Date
     ------------
     Issue Date ........................................ $
     [              ], 1998                              $
     [              ], 1999                              $
     [              ], 1999                              $
     [              ], 2000                              $
     [              ], 2000                              $
     [              ], 2001                              $
     [              ], 2001                              $
     [              ], 2002                              $
     [              ], 2002                              $
     [              ], 2003                              $
     [              ], 2003                              $1,000.00

          (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (ii) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date and the denominator of which is 180 days; and

          (iii) if the Specified Date is on or after [____], 2003, $1,000.

     "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or Restricted Affiliate or assumed in connection with an Asset Acquisition by such person and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or Restricted Affiliate or such Asset Acquisition; provided that Indebtedness of such person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such person becomes a Restricted Subsidiary or Restricted Affiliate or such Asset Acquisition shall not constitute Acquired Indebtedness.

     "Affiliate" of any specified person means any other person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified person. For the purposes of this definition,

"control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     "Affiliate Income Tax Expense" means, with respect to any period and any Restricted Affiliate, the aggregate provision for United States corporation, local, foreign and other income taxes of such Restricted Affiliate for such period as determined in accordance with GAAP.

     "Affiliate Interest Expense" means, with respect to any period and any Restricted Affiliate, without duplication, the sum of (i) the interest expense of such Restricted Affiliate and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation,
(a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued during such period as determined on a consolidated basis in accordance with GAAP and (iii) the amount of dividends in respect of Disqualified Stock paid during such period.

     "Affiliate Net Income" means, with respect to any period and any Restricted Affiliate, the net income of such Restricted Affiliate and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income of such Restricted Affiliate and its Subsidiaries, by excluding, without duplication,
(i) all extraordinary, unusual or nonrecurring gains or losses of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) income of such Restricted Affiliate and its Subsidiaries derived from or in respect of all unconsolidated Investments, except to the extent of any dividends or distributions actually received by such Restricted Affiliate or any of its Subsidiaries, (iii) net income (or loss) of any other person combined with such Restricted Affiliate or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period, and (v) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period.

     "Affiliate Operating Cash Flow" means, with respect to any period and any Restricted Affiliate, the Affiliate Net Income of such Restricted Affiliate and its Subsidiaries on a consolidated basis for such period increased, only to the extent deducted in arriving at Affiliate Net Income for such period, by the sum of (i) the Affiliate Income Tax Expense accrued according to GAAP for such period (other than taxes attributable to extraordinary gains or losses and gains and losses from Asset Sales); (ii) Affiliate Interest Expense for such period;
(iii) depreciation of such Restricted Affiliate for such period; (iv) amortization of such Restricted Affiliate and its Subsidiaries for such period including, without limitation, amortization of capitalized debt issuance costs for such period, all determined in accordance with GAAP; and (v) other non-cash charges decreasing Affiliate Net Income.

     "Affiliate Pro Forma Operating Cash Flow" means Affiliate Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of the applicable Restricted Affiliate are available. For purposes of this definition, "Affiliate Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable four fiscal quarter period to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Restricted Affiliate or any of its Subsidiaries incurring Acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the date of the transaction giving rise to the need to calculate "Affiliate Pro Forma Operating Cash Flow" as if such Asset Sale or Asset Acquisition occurred on the first day of such period.

     "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary or Restricted Affiliate to any other person, or any acquisition or purchase of Capital Stock of any other person by the Company or any Restricted Subsidiary or Restricted Affiliate, in either case pursuant to which such person shall (a) become a Restricted Subsidiary or Restricted Affiliate or (b) shall be merged with or into the Company or any Restricted Subsidiary or Restricted Affiliate or (ii) any acquisition by the Company or any Restricted Subsidiary or Restricted Affiliate of the assets of any person which constitute substantially all of an operating unit or line of business of such person or which is otherwise outside of the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary (other than customary stock option programs) or any Restricted Affiliate, (ii) any assets of the Company or any Restricted Subsidiary or any Restricted Affiliate which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries and the Restricted Affiliates or (iii) any other property or asset of the Company or any Restricted Subsidiary or any Restricted Affiliates outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Company and/or the Restricted Subsidiaries that is governed under Section 8.01, (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary or Restricted Affiliate, as the case may be, and (iii) for purposes of Section 10.15 any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either (x) involving assets with a Fair Market Value not in excess of $500,000 or (y) which constitutes the incurrence of a Capitalized Lease Obligation.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Company or any Restricted Subsidiary or Restricted Affiliate.

     "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, "concordate" or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

     "BECO Joint Venture" means RCN-BECOCOM, LLC, a Massachusetts limited liability company formed under the terms of a Joint Venture Agreement dated as of December 23, 1996 between RCN Telecom Services, Inc. and Boston Energy Technology Group, Inc.

     "Board" means the Board of Directors of the Company.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Buildout Costs" means the cost of the construction, expansion, development or acquisition (other than an Asset Acquisition of any person that is not a Restricted Affiliate on the Issue Date) of properties or assets (tangible or intangible) to be utilized, directly or indirectly, for the design, development, construction, installation, integration, management or provision of a Permitted Business.

     "Buildout Indebtedness" means Indebtedness incurred by the Company and/or any Restricted Subsidiary and/or any Restricted Affiliate to the extent the proceeds thereof are used to finance or support Buildout Costs in respect of a Permitted Business of the Company and/or any Restricted Subsidiary and/or Restricted Affiliate.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking insti-tutions in The City of New York, New York are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) any evidence of Indebtedness (with, for purposes of Section 10.15 hereof only, a maturity of 365 days or less) issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances (with, for purposes of Section 10.15 hereof only, a maturity of 365 days or less) of any financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $500.0 million and whose senior unsecured debt is rated at least "A-1" by S&P or "P-1" by Moody's;
(iii) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States or any State thereof and rated at least "A-1" by S&P or "P-1" by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States Government maturing within 365 days from the date of acquisition; and (v) money market funds which invest substantially all of their assets in securities of the type described in the preceding clauses (i) through (iv).

     "Change of Control" is defined to mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Kiewit Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and/or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding the Kiewit Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Kiewit Holders) to constitute a majority of the Board then in office.

     "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such person's common stock whether outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Common Stock Offering" means the issue and sale by the Company of [_____] shares of Common Stock of the Company on or about the Issue Date.

     "Company" means the person named as the "Company" in the first paragraph of this Indenture, until a successor person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President or a Vice President, and by its Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Consolidated Income Tax Expense" means, with respect to any period, the aggregate provision for United States corporation, local, foreign and other income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP and of each of the Restricted Affiliates for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries and the Restricted Affiliates for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and similar transactions and (e) all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued during such period as determined on a consolidated basis in accordance with GAAP and (iii) the amount of dividends in respect of Disqualified Stock paid during such period.

     "Consolidated Net Income" means, with respect to any period, the consolidated net income of the Company and the Re-stricted Subsidiaries for such period in accordance with GAAP, adjusted, without duplication, (A) to include the consolidated net income of the Restricted Affiliates only to the extent of the equity interest of the Company and the Restricted Subsidiaries and (B) adjusted, to the extent included in calculating such adjusted consolidated net income of the Company and the Restricted Subsidiaries, by excluding, without duplication, (i) all extraordinary, unusual or nonrecurring gains or losses of such person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) subject to clause (A) above, income of the Company and the Restricted Subsidiaries and the Restricted Affiliates derived from or in respect of all unconsolidated Investments, except to the extent of any dividends or distributions actually received by the Company or any Restricted Subsidiary, (iii) the portion of net income (or loss) of such person allocable to minority interests in Restricted Subsidiaries and Restricted Affiliates for such period, (iv) net income (or loss) of any other person combined with the Company or any Restricted Subsidiary or Restricted Affiliate on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) except to the extent permitted by clause (vii) of Section
10.20 hereof, the net income of any Restricted Subsidiary or Restricted Affiliate for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary or Restricted Affiliate of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted subsidiary or Restricted Affiliate or its stockholders.

     "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income for such period increased, only to the extent (which, in the case of the Restricted Affiliates, means to the extent of the equity interest of the Company and the Restricted Subsidiaries) deducted in arriving at Consolidated Net Income for such period, by the sum of (i) the Consolidated Income Tax Expense accrued according to GAAP for such period (other than taxes attributable to extraordinary gains or losses and gains and losses from Asset Sales); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and the Restricted Subsidiaries and the Restricted Affiliates for such period; (iv) amortization of the Company and the Restricted Subsidiaries and the Restricted Affiliates for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP, and (v) other non-cash charges decreasing Consolidated Net Income.

     "Consolidated Pro Forma Operating Cash Flow" means Consolidated Operating Cash Flow for the latest four fiscal quarters for which consolidated financial statements of the Company are available. For purposes of calculating "Consolidated Operating Cash Flow" for any four fiscal quarters for purposes of this definition, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the date of the transaction giving rise to the need to calculate "Consolidated Pro Forma Operating Cash Flow" (the "Transaction Date") (or would become a Restricted Subsidiary in connection with the transaction that requires determination of such amount) shall be deemed to have been a Restricted Subsidiary at all times during such four fiscal quarters, (ii) any Joint Venture that is a Restricted Affiliate on the Transaction Date (or would become a Restricted Affiliate in connection with the transaction that requires the determination of such amount) shall be deemed to have been a Restricted Affiliate at all times during such four fiscal quarters, (iii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such amount) shall be deemed not to have been a Restricted Subsidiary at any time during such four fiscal quarters and (iv) any Joint Venture that is not a Restricted Affiliate on the Transaction Date (or would cease to be a Restricted Affiliate in connection with the transaction that requires the determination of such amount) shall be deemed not to have been a Restricted Affiliate at any time during such four fiscal quarters. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable four fiscal quarter period to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company's or one of the Restricted Subsidiaries' or Restricted Affiliates' (including any person who becomes a Restricted Subsidiary or Restricted Affiliate as a result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the period commencing on the first day of such four fiscal quarter period to and including the Transaction

Date, as if such Asset Sale or Asset Acquisition occurred on the first day of such period.

     "consolidation" means, (i) with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary or Restricted Affiliate with the accounts of the Company and (ii) with respect to any Restricted Affiliate, the consolidation of the accounts of the Subsidiaries of such Restricted Affiliate with those of such Restricted Affiliate, all in accordance with GAAP. The term "consolidated" has a correlative meaning to the foregoing.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street, 15th Floor, New York, New York 10001-2697, Attention:
Global Trust Services or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders.

     "Custodian" means any receiver, interim receiver, receiver and manager, receiver-manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other law respecting secured creditors and the enforcement of their security or any other person with like powers whether appointed judicially or out of court and whether pursuant to an interim or final appointment.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Default Amount" means the Accreted Value, premium, if any, and accrued and unpaid interest in respect of the Notes.

     "Depository" means The Depository Trust Company, its nominees and successors.

     "Designation Amounts" means, at any date of determination, the sum of all US Designation Amounts and all JV Revocation Amounts.

     "Designation" has the meaning set forth under Section 10.21 hereof.

     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of the Company other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.

     "Disqualified Stock" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the Notes; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 10.15 and Section 10.10 hereof and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to
Section 10.15 and Section 10.10 hereof and at all times subject to 10.13 hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Any Asset Sale pursuant to the terms of the deadlock event "buy-sell" arrangements in Section 7.8 of the Amended and Restated Operating Agreement of RCN-BECOCOM, LLC, as in effect on the Issue Date, or Section 7.15 of the Amended and Restated Operating Agreement of Starpower Communications, LLC, as in effect on the Issue Date, shall be deemed to have been made for Fair Market Value. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the Board acting in good faith and shall be evidenced by a Board Resolution.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States and which are applicable as of the date of determination and which are consistently applied for all applicable periods.

     "Global Notes" means one or more permanent global notes in registered form representing the aggregate principal amount of Notes.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Holder" or "Noteholder" means a person in whose name a Note is registered in the Note Register.

     "Indebtedness" means, with respect to any person, without duplication, (i) any liability, contingent or otherwise, of such person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof) or (B) evidenced by a note, debenture or similar instrument or letter of credit (including a purchase money obligation) or (C) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or (D) in respect of an Interest Rate Obligation or currency agreement; or (ii) any liability of others of the kind described in the preceding clause (i) which the person has guaranteed or which is otherwise its legal liability; or (iii) any obligation secured by a Lien (other than Liens on Capital Stock or Indebtedness of any Unrestricted Subsidiary) to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (iv) all Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) or (iv). In no event shall "Indebtedness" include trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business, excluding the current maturity of any obligation which would otherwise constitute Indebtedness. For purposes of Section 10.11 and Section 10.13 hereof and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination. Indebtedness of any person that becomes a Restricted Subsidiary shall be deemed incurred at the time that such a person becomes a Restricted Subsidiary.

     "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Indenture Obligations" means the obligations of the Company under this Indenture or under the Notes, to pay principal of, premium, if any, and interest on the Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture or the Notes and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 6.07 hereof) and the Holders of the Notes under this Indenture and the Notes, according to the terms thereof.

     "Independent Financial Advisor" means a United States investment banking, consulting or accounting firm of national standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not, have a material direct or indirect financial interest in the Company or any of its Subsidiaries or Affiliates and (ii) which, in the judgment of the Board, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "interest," when used with respect to any Note, means the amount of all interest accruing on such Note, including all additional interest payable on the Notes pursuant to the Registration Rights Agreement and all interest accruing subsequent to the occurrence of any events specified in Sections 5.01(viii),
(ix) and (x) hereof or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

     "Interest Payment Date" means, when used with respect to any Note, the Stated Maturity of an installment of interest on such Note, as set forth in such Note.

     "Interest Rate Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

     "Investment" means, with respect to any person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another person constitute an Investment by the Company in such other person.

     "Issue Date" means the original date of issuance of the Notes.

     "Joint Venture" means any person engaged in a Permitted Business in which the Company or one of the Restricted Subsidiaries (the "RCN Partner") owns not less than 50% of the Voting Stock and not less than 50% of each class of Capital

Stock and in respect of which (a) there are no more than five other beneficial holders of Capital Stock and Voting Stock (the "Other Partners"), (b) all of its Subsidiaries are wholly owned by such person and (c) the RCN Partner and the Other Partners have entered into contractual arrangements that require their joint consent to take actions in respect of any of the following: (1) the payment or distribution of any dividends, whether in cash or other property, by such person or any of its Subsidiaries to the RCN Partner; (2) the making of any advance or loan of any cash or other property by such person or any of its Subsidiaries to the Company or any of the Restricted Subsidiaries; (3) the incurrence of any Indebtedness by such person or any of its Subsidiaries; or (4) any other material operating or financial decision with respect to the business of such person or any of its Subsidiaries; provided that customary financial and other restrictive covenants in any loan or advances made by the RCN Partner and the Other Partners to such person or any of its Subsidiaries and not entered into with purpose of influencing the management of such person or any of its Subsidiaries shall not, by itself, cause such person to not constitute a Joint Venture.

     "Kiewit Holders" means Peter Kiewit Sons' Inc., Level 3 Communications, Inc. and Kiewit Telecom Holdings, Inc. and any of their respective controlled Affiliates.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Material Restricted Subsidiary" means any Restricted Subsidiary of the Company, which, at any date of determination, is a "Significant Subsidiary" (as that term is defined in Regulation S-X issued under the Securities Act), but shall, in any event, include (x) any Guarantor or (y) any Restricted Subsidiary of the Company which, at any date of determination, is an obligor under any Indebtedness in an aggregate principal amount equal to or exceeding $10.0 million.

     "Maturity Date" means, with respect to any Note, the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

     "Moody's" means Moody's Investors Service.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash (including assumed liabilities and other items deemed to be cash under the proviso to the first sentence of Section 10.15 hereof) or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary or any Restricted Affiliate) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants, consultants and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale,
(iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary or any Restricted Affiliate) owning a beneficial interest in or having a Permitted Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary or any Restricted Affiliate, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary or any Restricted Affiliate, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

     "New Joint Venture" means any Joint Venture (excluding in any event the BECO Joint Venture and the Starpower Joint Venture) formed after the Issue Date and in which no Investment has been made on or prior to the Issue Date.

     "9.80% Notes Issue Date" means February 6, 1998.

     "Notes" shall have the meaning specified in the recitals of this Indenture.

     "Officer" means, with respect to the Company, the Chairman of the Board, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, of the Company and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel who may be counsel for the Company or the Trustee, and who shall be reasonably acceptable to the Trustee.

     "Other Partners" has the meaning set forth in the definition of "Joint Venture."

     "Other Senior Debt Pro Rata Share" means the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (x) the Notes and (y) Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Excess Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the offer to purchase or repay with respect to the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale Offer with respect to which the Company is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or such Affiliate shall act as Paying Agent) for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (c) Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four, to the extent provided in Sections 4.02 and 4.03 hereof; and

          (d) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. The Company shall notify the Trustee, in writing, when it repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor. If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be Outstanding and interest on them ceases to accrue. Notes may also cease to be Outstanding to the extent expressly provided in Article Four.

     "Permitted Business" means any telecommunications business (including, without limitation, the development and provision of voice, video and data transmission products, services and systems), and any business reasonably related to the foregoing.

     "Permitted Credit Facility" means (i) any senior commercial term loan and/or revolving credit facility (including any letter of credit subfacility) entered into principally with commercial banks and/or other financial institutions typically party to commercial loan agreements and (ii) any senior credit facility entered into with any vendor or supplier (or any financial institution acting on behalf of or for the purpose of directly financing purchases from such vendor or supplier) to the extent the Indebtedness thereunder is incurred for the purpose of financing the cost (including the cost of design, development, construction, manufacture or acquisition) of personal property or fixtures, used, or to be used, in a Permitted Business.

     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

          (a) Indebtedness under the Notes and this Indenture;

          (b) Indebtedness of the Company and/or any Restricted Subsidiary and/or any Restricted Affiliate outstanding on the Issue Date;

          (c) (i) Indebtedness of any Restricted Subsidiary or Restricted Affiliate owed to and held by the Company or a Restricted Subsidiary or Restricted Affiliate and (ii) Indebtedness of the Company, not secured by any Lien, owed to and held by any Restricted Subsidiary or Restricted Affiliate; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Company or a Restricted Subsidiary or Restricted Affiliate referred to in this clause (c) to a person (other than the Company or a Restricted Subsidiary or Restricted Affiliate) or (y) any sale or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary or Restricted Affiliate, or Designation of an Unrestricted Subsidiary or JV Revocation of a Restricted Affiliate, which holds Indebtedness of the Company or Restricted Subsidiary or Restricted Affiliate such that such Restricted Subsidiary or Restricted Affiliate, in any such case, ceases to be a Restricted Subsidiary or Restricted Affiliate, as the case may be;

          (d) Interest Rate Obligations of the Company and/or any Restricted Subsidiary and/or any Restricted Affiliate relating to Indebtedness of the Company and/or such Restricted

     Subsidiary and/or Restricted Affiliate, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section 10.11 hereof), but only to the extent that the notional principal amount of such Interest Rate Obligations does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Obligations relate;

          (e) Indebtedness of the Company and/or any Restricted Subsidiary and/or any Restricted Affiliate in respect of performance bonds of the Company or any Restricted Subsidiary or Restricted Affiliate or surety bonds provided by the Company or any Restricted Subsidiary or Restricted Affiliate incurred in the ordinary course of business;

          (f) Indebtedness of the Company and/or any Restricted Subsidiary and/or any Restricted Affiliate to the extent it represents a replacement, renewal, refinancing or extension (a "Refinancing") of outstanding Indebtedness of the Company and/or any Restricted Subsidiary and/or any Restricted Affiliate incurred or outstanding pursuant to clause (a), (b),
     (g), or (h) of this definition or the proviso of Section 10.11 hereof, provided that (1) Indebtedness of the Company may not be Refinanced to such extent under this clause (f) with Indebtedness of any Restricted Subsidiary or Restricted Affiliate, (2) Indebtedness of a Restricted Affiliate may not be Refinanced with Indebtedness of the Company or a Restricted Subsidiary in an amount exceeding the RCN Share of such Indebtedness and (3) any such Refinancing shall only be permitted under this clause (f) to the extent that (x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being Refinanced and
     (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith;

          (g) Buildout Indebtedness (including under one or more Permitted Credit Facilities); provided that no

     Indebtedness may be incurred under this clause (g) on any date on or after June 1, 2003;

          (h) Indebtedness of the Company and/or any Restricted Subsidiary and/or any Restricted Affiliate incurred under one or more Permitted Credit Facilities, and any Refinancings (whether an initial Refinancing or one or more successive Refinancings) of the foregoing otherwise incurred in compliance with clause (f), such that the aggregate principal amount of the Indebtedness of the Company and the Restricted Subsidiaries and the RCN Share of any Indebtedness of a Restricted Affiliate does not exceed $150 million at any time outstanding; provided, however, such amount shall be increased to $200 million if the Company shall designate as a Restricted Affiliate pursuant to Section 10.22 a Joint Venture formed to develop a Permitted Business in a Metropolitan Statistical Area which contains greater than 400,000 households;

          (i) Subordinated Indebtedness of any Restricted Affiliate owed to and held by any of the Other Partners in such Restricted Affiliate to the extent (x) such Indebtedness is incurred to fund the proportionate share (based upon equity ownership) of the Company or any Restricted Subsidiary of any mandatory capital call made by such Restricted Affiliate and in respect to which the Company or such Restricted Subsidiary has defaulted and (y) such Indebtedness is not secured by any Lien; and

          (j) in addition to the items referred to in clauses (a) through (i) above, Indebtedness of the Company and/or the Restricted Subsidiaries having an aggregate principal amount not to exceed $10 million at any time outstanding.

     "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) Interest Rate Obligations incurred in compliance with Section 10.11 hereof; and (d) Investments in the Company or any Restricted Subsidiary or Investments made in any person as a result of which such person becomes a Restricted Subsidiary.

     "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

     "RCN Share" means, with respect to the Indebtedness of any Restricted Affiliate, an amount of such Indebtedness determined by reference to the percentage common equity interest of the Company and the Restricted Subsidiaries in such Restricted Affiliate.

     "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

     "Refinancing" has the meaning set forth in clause (f) of the definition of "Permitted Indebtedness."

     "Regular Record Date" means the Regular Record Date specified in the Notes.

     "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

     "Restricted Affiliate" means any Joint Venture designated as such pursuant to and in compliance with Section 10.22 hereof until an effective JV Revocation in respect thereof has been made.

     "Restricted Affiliate Group" means, collectively, any Restricted Affiliate whose Capital Stock is owned directly by the Company or a Restricted Subsidiary and all of its Subsidiaries.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company; (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary or any Restricted Affiliate of any Investment (other than a Permitted Investment) in any person.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 10.21 hereof. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

     "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which the Company is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under any Permitted Credit Facilities.

     "S&P" means Standard & Poor's Corporation.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Senior Debt Securities" means any unsubordinated debt securities (including any guarantee of such securities) issued by the Company and/or any Restricted Subsidiary and/or any Restricted Affiliate, whether in a public offering or a private placement; it being understood that the term "Senior Debt Securities" shall not include any Permitted Credit Facility or other commercial bank borrowings or similar borrowings, recourse transfers of financial assets, capital leases or other types of borrowings issued in a manner not customarily viewed as a "securities offering."

     "Senior Notes" means the 10% Senior Notes due 2007 of the Company.

     "Special Record Date" means, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 3.07 hereof.

     "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest, is due and payable.

     "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor; provided that, for purposes of
Section 10.16 and Section 10.18, "Subordinated Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary or Restricted Affiliate that is expressly subordinated in right of payment to any other Indebtedness of such person.

     "Subsidiary" means, with respect to any person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such person, or (ii) any other person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such person. In no event shall "Subsidiary" include any Joint Venture.

     "Total Affiliate Indebtedness" means, at any date of determination, with respect to any Restricted Affiliate, the aggregate consolidated amount of all Indebtedness of such Restricted

     Affiliate and its Subsidiaries outstanding as of the date of determination.

     "Total Consolidated Indebtedness" means, at any date of determination, an amount equal to the sum of (i) the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries and (ii) the sum of the RCN Share of the Indebtedness of each of the Restricted Affiliates, in each case outstanding as of the date of determination and determined on a consolidated basis.

     "Total Invested Equity Capital" means, at any time of determination, the sum of, without duplication, (i) $216.6 million plus (ii) the aggregate cash proceeds received by the Company from capital contributions in respect of existing Capital Stock (other than Disqualified Stock) or the issuance or sale of Capital Stock (other than Disqualified Stock but including the Common Stock Offering and Capital Stock issued upon conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock)) on or subsequent to the 9.80% Notes Issue Date, other than to a Restricted Subsidiary or to a Restricted Affiliate; plus (iii) the aggregate cash proceeds received by the Company or any Restricted Subsidiary from the sale, disposition or repayment of any Investment made after the 9.80% Notes Issue Date and constituting a Restricted Payment (other than any Investments made pursuant to clause (d) of the second paragraph of Section 10.13 in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment, plus (iv) in the case of the Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary, an amount equal to the consolidated net Investment in such Subsidiary on the date of Revocation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such Subsidiary after the 9.80% Notes Issue Date plus (v) in the case of the JV Designation after the 9.80 % Notes Issue Date of a New Joint Venture as a Restricted Affiliate, an amount equal to the consolidated net Investment in such New Joint Venture on the date of such JV Designation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such New Joint Venture after the 9.80% Notes Issue Date minus (vi) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (d) or clause (c)(B) of the second paragraph of Section 10.13) declared or made on and after the 9.80% Notes Issue Date.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

     "Trustee" means the person named as the "Trustee" in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A, including, without limitation, the Exchange Notes.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 10.21 hereof. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of such covenant.

     "U.S. Government Securities" means securities that are direct non-callable obligations of the United States of America or securities the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America.

     "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

     Section 1.02. Other Definitions.

                                                                         Defined in
       Term                                                               Section
       ----                                                              ----------
      "Act"                                                                 1.05
      "Affiliate Transaction"                                              10.14
      "Agent Member"                                                        3.16
      "Asset Sale Offer"                                                   10.15

      "Asset Sale Offer Purchase Date"                                     10.15
      "assumed liabilities"                                                10.15
      "Change of Control Date"                                             10.10
      "Change of Control Offer"                                            10.11
      "Change of Control Payment Date"                                     10.11
      "covenant defeasance"                                                 4.03
      "Defaulted Interest"                                                  3.07
      "defeasance"                                                          4.02
      "Defeased Notes"                                                      4.01
      "Designation"                                                        10.21
      "Event of Default"                                                    5.01
      "Excess Proceeds"                                                    10.15
      "incur"                                                              10.11
      "insolvent person"                                                    4.04
      "JV Designation"                                                     10.22
      "JV Revocation"                                                      10.22
      "JV Revocation Amount"                                               10.22
      "Note Register"                                                       3.05
      "Offer Excess Proceeds"                                              10.15
      "Paying Agent" or "Agent"                                             3.02
      "Physical Notes"                                                      3.03
      "Registrar"                                                           3.02
      "Replacement Assets"                                                 10.15
      "Restricted Period"                                                   3.17
      "Revocation"                                                         10.21
      "surviving entity"                                                    8.01
      "US Designation Amount"                                              10.21

     Section 1.03. Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (e) all references to "$" or "dollars" refer to the lawful currency of the United States of America; and

     (f) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."

     Section 1.04. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated, with proper identification of each matter covered therein, and form one instrument.

     Section 1.05. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution (as provided below in subsection (b) of this Section 1.05) of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof to the same extent as the original Holder, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 1.06. Notices, etc., to the Trustee and the Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

     (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at the Corporate Trust Office, 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Global Trust Services or at any other address previously furnished in writing to the Holders and the Company by the Trustee; or

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise expressly provided herein) hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at RCN Corporation, 105 Carnegie Center, Princeton, New Jersey, 08540-6215,
Attention: Chief Executive Officer, or at any other address previously furnished in writing to the Trustee by the Company.

     Section 1.07. Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 1.08. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this

Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.

     If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     Section 1.09. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.10. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 1.11. Separability Clause.

     In case any provision in this Indenture or in the Notes issued pursuant hereto shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.12. Benefits of Indenture.

     Nothing in this Indenture or in the Notes issued pursuant hereto, express or implied, shall give to any person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.13. GOVERNING LAW.

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     Section 1.14. No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

     Section 1.15. Independence of Covenants.

     All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

     Section 1.16. Exhibits.

     All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     Section 1.17. Counterparts.

     This Indenture may be executed in any number of counterparts and by telecopier, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 1.18. Duplicate Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                                   ARTICLE TWO

                                   NOTE FORMS

     Section 2.01. Form and Dating.

     The Notes and the Trustee's certificate of authentication with respect thereto shall be in substantially the forms set forth, or referenced, in Exhibit A annexed hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of the Depository, any clearing agency or any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

     The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its issuance and shall show the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture.

                                  ARTICLE THREE

                                    THE NOTES

     Section 3.01. Title and Terms.

     The aggregate principal amount at maturity of the Notes which may be authenticated and delivered under this Indenture is limited to $[_____], except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.03, 3.04, 3.05, 3.06, 9.06, 10.10 or 10.15 hereof.

     The Notes will mature on [____], 2008. The Notes shall be issued at a discount to yield gross proceeds of $250,000,000. The Notes shall not bear cash interest prior to [____], 2003. Commencing on [_____], 2003, interest on the Notes will be payable in cash at a rate of [ ]% per annum, semi-annually in arrears from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid from [____], 2003. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

     Section 3.02. Registrar and Paying Agent.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent" or "Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" or "Agent" includes any additional paying agent. The Company may act as its own Paying Agent, except for the purposes of payments on account of principal on the Notes pursuant to Sections 10.10 and 10.15 hereof.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 6.07 hereof.

     The Company initially appoints the Trustee as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

     Section 3.03. Execution and Authentication.

     The Company shall approve the form of the Notes and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication.

     The terms and provisions contained in the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Except as provided in Section 3.16 hereof, the Notes shall be issued only in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign, and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

     If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

     The Trustee shall authenticate Notes for aggregate principal amount of the Notes at maturity not to exceed $[______] at any time upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated (subject to this Section 3.03) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. The aggregate principal amount of the Notes at maturity outstanding at any time may not exceed $[______], except as provided in Section 3.06 hereof.

     Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

     Section 3.04. Temporary Notes.

     Until definitive Notes are prepared and ready for delivery, the Company may execute and upon a Company Order the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, in any authorized denominations, but may have variations that the Company reasonably considers appropriate for temporary Notes as conclusively evidenced by the Company's execution of such temporary Notes.

     If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay but in no event later than the date that the Exchange Offer is consummated. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 10.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of like tenor and of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     Section 3.05. Transfer and Exchange.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 hereof being sometimes referred to herein as the "Note Register") in which, subject to such reasonable regulations as the Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided.

     When Notes are presented to the Registrar or a co-Registrar with a request from the Holder of such Notes to register the transfer or exchange for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. Whenever any Notes are so presented for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 10.10,
10.15 or 9.06 hereof (in which events the Company will be responsible for the payment of all such taxes which arise solely as a result of the transfer or exchange and do not depend on the tax status of the Holder). The Trustee shall not be required to exchange or register the transfer of any Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except, in the case of any Note where public notice has been given that such
Note is to be redeemed in part, the portion thereof not to be redeemed.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

     Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note of any series claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon a Company Order, the Trustee shall authenticate and deliver a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding if the Holder of such Note furnishes to the Company and to the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and an indemnity bond shall be posted by such Holder, sufficient in the judgment of the Company or the Trustee, as the case may be, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. The Company may charge such Holder for the Company's expenses in replacing such Note (including (i) expenses of the Trustee charged to the Company and (ii) any tax or other governmental charge that may be imposed) and the Trustee may charge the Company for the Trustee's expenses in replacing such Note.

     Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 3.07. Payment of Interest; Interest Rights Preserved.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this subsection (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection
(b).

     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     Section 3.08. Persons Deemed Owners.

     Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 3.09. Cancellation.

     All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer or exchange, redemption or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section
3.09 hereof, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company unless by a Company Order the Company shall timely direct that the canceled Notes be returned to it. The Trustee shall provide the Company a list of all Notes that have been canceled from time to time as requested by the Company.

     Section 3.10. Computation of Interest.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 3.11. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date.

     Section 3.12. CUSIP and CINS Numbers.

     The Company in issuing the Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and if so, the Trustee shall use the CUSIP or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or CINS number of any type of Notes.

     Section 3.13. Paying Agent To Hold Money in Trust.

     Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default, upon a Company Order to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Section 3.14. Treasury Notes.

     In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

     Section 3.15. Deposits of Monies.

     Prior to 1:00 p.m. New York City time on each Interest Payment Date, maturity date, Change of Control Payment Date and Asset Sale Offer Purchase Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date, Change of Control Payment Date and Asset Sale Offer Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, maturity date, Change of Control Payment Date and Asset Sale Offer Purchase Date, as the case may be.

     Section 3.16. Book-Entry Provisions for Global Notes.

     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Notes issued in permanent certificated form ("Physical Notes") shall be transferred to all beneficial owners, in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note, or that it will cease to be a "Clearing Agency" under the Exchange Act, and in either case a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

     (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount at maturity of Physical Notes of like tenor of authorized denominations.

     (e) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                  ARTICLE FOUR

                        DEFEASANCE OR COVENANT DEFEASANCE

     Section 4.01. Company's Option To Effect Defeasance or Covenant Defeasance.

     The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 4.02 or Section 4.03 hereof be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in this Article Four.

     Section 4.02. Defeasance and Discharge.

     Upon the Company's exercise under Section 4.01 hereof of the option applicable to this Section 4.02, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of
Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, and, upon Company Request, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 4.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Defeased Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Sections 4.05 and 6.07 hereof, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 hereof with respect to the Notes.

     Section 4.03. Covenant Defeasance.

     Upon the Company's exercise under Section 4.01 hereof of the option applicable to this Section 4.03, the Company shall be released from its obligations under any covenant or provision contained in Sections 10.06 through
10.23 hereof and the provisions of clause (c) of Section 8.01 shall not apply, with respect to the Defeased Notes, on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(iii) or (iv) hereof, but, except as specified above, the remainder of this Indenture and such Defeased Notes shall be unaffected thereby.

     Section 4.04. Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 4.02 or Section 4.03 hereof to the Defeased Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 hereof who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (a) money in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire Indebtedness in respect of, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Defeased Notes at the Stated Maturity of such principal or installment of principal, premium, if any, or interest or (if the Company has made irrevocable arrangements satisfactory to such Trustee for the giving of notice of redemption by such Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and the Notes; provided, however, that the Trustee shall have been irrevocably instructed to apply such cash or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

          (2) No Default with respect to the Outstanding Notes shall have occurred and be continuing on the date of such deposit or, insofar as
     Section 4.02 hereof is concerned, at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period) no Default relating to Section 5.01(viii), (ix) or (x) hereof;

          (3) Neither the Company nor any Subsidiary of the Company is an "insolvent person" within the meaning of any applicable Bankruptcy Law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (4) Such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest in violation of Section 6.08 hereof and for purposes of the Trust Indenture Act with respect to any securities of the Company;

          (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

          (6) In the case of an election under Section 4.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge to be effected with respect to the Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

          (7) In the case of an election under Section 4.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to the Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

          (8) The Company shall have delivered to the Trustee, an Opinion of Counsel to the effect that, immediately following the ninety-first day after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. Federal or state law;

          (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 4.02 or 4.03 hereof was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with as contemplated by this Section 4.04 and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

          (11) Such defeasance or covenant defeasance shall not result in a trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under the Act or exempt from registration thereunder.

     Opinions required to be delivered under this Section may have such qualifications as are customary for opinions of the type required and reasonably acceptable to the Trustee.

     Section 4.05. Deposited Money and U.S. Government Obligations To Be Held in
                   Trust; Other Miscellaneous Provisions.

     Subject to the proviso of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.05, the "Trustee") pursuant to Section 4.04 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee, its officers, directors and agents and hold such harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 4.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Notes.

     Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     Section 4.06. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.02 or 4.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
4.02 or 4.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 4.02 or 4.03 hereof, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE

                                    REMEDIES

     Section 5.01. Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of interest on the Notes when it becomes due and payable and continuance of such default for a period of 30-days or more; or

          (ii) default in the payment of the principal of, or premium, if any, on the Notes when due; or

          (iii) default in the performance, or breach, of any covenant described under Section 10.10, Section 10.15 or Article Eight; or

          (iv) default in the performance, or breach, of any covenant in this Indenture (other than defaults specified in clause (i), (ii) or (iii) above), and continuance of such default or breach for a period of 30 days or more after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes (in each case, when such notice is deemed received in accordance with this Indenture); or

          (v) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of $10.0 million or more under which the Company or a Material Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or (b) such failure results in the acceleration of the maturity of such Indebtedness; or

          (vi) any holder of at least $10.0 million in aggregate principal amount of Indebtedness of the Company or any Material Restricted Subsidiary shall commence judicial proceedings or take any other action to foreclose upon or dispose of assets of the Company or any Material Restricted Subsidiary having an aggregate Fair Market Value, individually or in the aggregate, of $10.0 million or more or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; provided that, in any such case, the Company or any Material Restricted Subsidiary shall not have obtained, prior to any such foreclosure or disposition of assets, a stay of all such actions that remains in effect; or

          (vii) one or more non-appealable judgments, orders or decrees for the payment of money of $10.0 million or more, either individually or in the aggregate, shall be entered into against the Company or any Material Restricted Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

          (viii) the Company or any Material Restricted Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law;

               (a) commences a voluntary case or proceeding;

               (b) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

               (c) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (d) makes a general assignment for the benefit of its creditors;

               (e) files an answer or consent seeking reorganization or relief;

               (f) shall admit in writing its inability to pay its debts generally; or

               (g) consents to the filing of a petition in bankruptcy.

          (ix) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Material Restricted Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

          (x) a Custodian shall be appointed out of court with respect to the Company or any Material Restricted Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Material Restricted Subsidiary.

     Section 5.02. Acceleration of Maturity Rescission and Annulment.

     If an Event of Default (other than an Event of Default specified in clause
(viii), (ix) or (x) of Section 5.01 hereof with respect to the Company) occurs and is continuing, then the Trustee or the holders of at least 25% in Accreted Value of the Outstanding Notes may, by written notice, and the

Trustee upon the request of the holders of not less than 25% in Accreted Value of the Outstanding Notes shall, declare the Default Amount of all Outstanding Notes to be immediately due and payable and upon any such declaration such amounts shall become immediately due and payable. If an Event of Default specified in clause (viii), (ix) or (x) above with respect to the Company occurs and is continuing, then the Default Amount of all Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. After a declaration of acceleration or any ipso facto acceleration as related to clause (viii), (ix) or
(ix) of Section 5.01, the holders of a majority in Accreted Value of the Outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration and its consequences if all existing Events of Default, other than nonpayment of the principal of and accrued and unpaid interest on, the Notes that has become due solely as a result of such acceleration, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree.

     Section 5.03. Collection of Indebtedness and Suits for Enforcement by
                   Trustee.

     The Company covenants that if an Event of Default specified in Section 5.01(i), 5.01(ii) or 5.01(iii) (to the extent relating to a payment required by Section 10.10 or Section 10.15) shall have occurred and be continuing, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate then borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, but is not obligated under this paragraph to, institute a judicial proceeding for the collection of the sums so due and unpaid and may, but is not obligated under this paragraph to, prosecute such proceeding to judgment or final decree, and may, but is not obligated under this paragraph to, enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion, but is not obligated under this paragraph to, (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted herein or (ii) proceed to protect and enforce any other proper remedy. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

     Section 5.04. Trustee May File Proofs of Claims.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, in any such judicial proceeding, is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee as administrative expenses associated with any such proceeding, and in the event that the Trustee shall consent to the making of such payments directly to Holders, any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof.

     To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 5.05. Trustee May Enforce Claims Without Possession of Notes.

     All rights of action and claims under this Indenture, or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     Section 5.06. Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          First: to the Trustee for amounts due under Section 6.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders of principal and premium, if any, owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

          Fourth: the balance, if any, to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.06.

     Section 5.07. Limitation on Suits.

     No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of not less than 25% in Accreted Value of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Note, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

     Section 5.08. Unconditional Right of Holders To Re- ceive Principal,
                   Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive cash payment of the principal of, premium, if any, and (subject to Section 3.07 hereof) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the respective Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 5.09. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 5.10. Rights and Remedies Cumulative.

     Except as provided in Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.11. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 5.12. Control by Majority.

     The Holders of a majority in Accreted Value of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture or any Note or expose the Trustee to personal liability; and

     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 5.13. Waiver of Past Defaults.

     The Holders of not less than a majority in Accreted Value of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

     (a) in the payment of the principal of, or interest on any Outstanding Note or

     (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 5.14. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Accreted Value of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the respective Redemption Dates).

     Section 5.15. Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.16. Unconditional Right of Holders To Receive Payment.

     Notwithstanding any other provision in this Indenture and any other provision of any Note, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest on such Note on or after the respective Stated Maturities (or the respective Redemption Dates, in the case of redemption) expressed in such Note, or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                                   ARTICLE SIX

                                   THE TRUSTEE

     Section 6.01. Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under this Indenture use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

     Section 6.02. Notice of Defaults.

     Within 45 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder actually known to a Responsible Officer, the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note or in the case of any Default arising from the occurrence of a Change of Control, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     Section 6.03. Certain Rights of Trustee.

     Subject to Section 6.01 hereof and the provisions of Section 315 of the Trust Indenture Act:

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution thereof;

     (c) the Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security, other evidence of indebtedness or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodian or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

     (h) except with respect to Section 10.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Ten. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.01(i), 5.01(ii) and 10.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer obtained actual knowledge; and

     (i) if the Trustee is acting in the capacity of Registrar and/or Paying Agent, then the rights afforded to the Trustee under this Section 6.03 shall also be afforded to such Registrar and/or Paying Agent.

     Section 6.04. Trustee Not Responsible for Recitals, Dispositions of Notes
                   or Application of Proceeds Thereof.

     The recitals contained herein and in the Notes, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, to be supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     Section 6.05. Trustee and Agents May Hold Notes; Collections; Etc.

     The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent and, subject to Section 6.08 hereof and Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

     Section 6.06. Money Held in Trust.

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

     Section 6.07. Compensation and Indemnification of Trustee and Its Prior
                   Claim.

     The Company covenants and agrees: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and any of its officers, directors, employees and agents and each predecessor Trustee for, and to hold it harmless against any loss, liability or expense (including attorneys' fees and expenses incurred in defending themselves) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07.

     To secure the Company's payment obligations in this Section 6.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 5.01(viii), Section 5.01(ix) or Section 5.01(x) hereof, the parties hereto and the Holders by their acceptance of the Notes hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

     Section 6.08. Conflicting Interests.

     The Trustee shall be subject to and comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 6.09. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 6.10. Resignation and Removal; Appointment of Successor Trustee.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee, or any trustee or trustees hereinafter appointed, may at any time resign by giving written notice thereof to the Company at least 20 Business Days prior to the date of such proposed resignation. Upon receiving such notice of resignation, the Company shall, after all monies due and owing have been paid to the Trustee, promptly appoint a successor trustee by written instrument executed by authority of the Board, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 20 Business Days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

     (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

     (d) If at any time:

          (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act in accordance with Section 6.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 6.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose or rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Note who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, the Holder of any Note who has been a bona fide Holder for at least six months may, subject to
Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 6.11. Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor Trustee, upon payment of amounts due to it pursuant to Section 6.07, such retiring Trustee shall duly assign, transfer and deliver to the successor Trustee all moneys and property at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, duties and obligations of the retiring Trustee. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.07.

     No successor Trustee with respect to the Notes shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under this Article.

     Upon acceptance of appointment by any successor Trustee as provided in this
Section 6.11, the successor shall give notice thereof to the Holders of the Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

     Section 6.12. Merger, Conversion, Amalgamation, Con-solidation or
                   Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, conversion, amalgamation or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be eligible under this Article Six to serve as Trustee hereunder.

     In case at the time such successor to the Trustee under this Section 6.12 shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee under this
Section 6.12 may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have been authenticated.

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 7.01. Preservation of Information; Company To Furnish Trustee Names
                   and Addresses of Holders.

     (a) The Trustee shall preserve the names and addresses of the Noteholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list.

     (b) The Company will furnish or cause to be furnished to the Trustee

          (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

          (ii) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Registrar, no such list need be furnished pursuant to this Subsection 7.01(b).

     Section 7.02. Communications of Holders.

     Holders may communicate with other Holders with respect to their rights under this Indenture or under the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Company and the Trustee and any and all other persons benefited by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

     Section 7.03. Reports by Trustee.

     Within 60 days after May 15 of each year commencing with the first May 15 following the date of this Indenture, the Trustee shall mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such May 15, in accordance with, and to the extent required under Section 313 of the Trust Indenture Act. At the time of its mailing to Holders, a copy of each such report shall be filed by the Trustee with the Company, the SEC and with each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

     Section 7.04. Reports by Company.

     The Company shall:

     (a) file with the SEC the copies of annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or Section 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act;

     (b) file with the Trustee within 15 days after it files or would be required to file the information specified in subsection (a) of this Section
7.04 reports and documents with the SEC copies of such information;

     (c) file with the Trustee and the SEC in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

     (d) transmit by mail to all Holders, as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (c) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

     Notwithstanding anything to the contrary herein, the Trustee shall have no duty to review information provided pursuant to subsection (b) of this Section
7.04 for purposes of determining compliance with any provisions of this Indenture.

                                  ARTICLE EIGHT

                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

     Section 8.01. Company May Consolidate, etc., Only on Certain Terms.

     The Company will not (i) consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any person or persons in a single transaction or through a series of transactions, or (ii) permit any of the Restricted Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries on a consolidated basis, unless, in the case of either (i) or (ii),
(a) the Company shall be the continuing person or, if the Company is not the continuing person, the resulting, surviving or transferee person (the "surviving entity") shall be a company organized and existing under the laws of the United States or any State or territory thereof; (b) the surviving entity shall expressly assume all of the obligations of the Company under the Notes and this Indenture, and shall, if required by law to effectuate such assumption, execute a supplemental indenture to effect such assumption which supplemental indenture shall be delivered to the Trustee and shall be in form and substance reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company or the surviving entity

(assuming such surviving entity's assumption of the Company's obligations under the Notes and this Indenture), as the case may be, would be able to incur $1.00 of Indebtedness under clause (A)(X) of the proviso of Section 10.11; (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing; and (e) the Company or the surviving entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that such transaction or series of transactions, and, if a supplemental indenture is required in connection with such transaction or series of transactions to effectuate such assumption, such supplemental indenture, complies with this covenant and that all conditions precedent in this Indenture relating to the transaction or series of transactions have been satisfied.

     Section 8.02. Successor Substituted.

     Upon any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company or such Restricted Subsidiary is merged or to which such transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary therein; and thereafter, except in the case of (i) any lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes.

     For all purposes of this Indenture and the Notes (including the provision of this Article Eight and Section 10.11, Section 10.13 and Section 10.16), Subsidiaries of any surviving entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to Section 10.21 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

                                  ARTICLE NINE

                       SUPPLEMENTAL INDENTURES AND WAIVERS

     Section 9.01. Supplemental Indentures, Agreements and Waivers Without
                   Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Board, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes for any of the following purposes:

     (a) to evidence the succession of another person to the Company, and the assumption by any such successor of the covenants of the Company in the Notes;

     (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, herein, in the Notes;

     (c) to cure any ambiguity, to correct or supplement any provision herein, in the Notes which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes; provided, however, that, in each case, such provisions shall not materially adversely affect the legal rights of the Holders;

     (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.05 hereof or otherwise;

     (e) to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of this Indenture Obligations;

     (f) to make any other change that does not materially adversely affect the legal rights of any Holder; or

     (g) to add Guarantors with respect to the Notes;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not materially adversely affect the legal rights of any Holder.

     Section 9.02. Supplemental Indentures, Agreements and Waivers with Consent of Holders.

     With the written consent of the Holders of not less than a majority of Accreted Value of the Outstanding Notes delivered to the Company and the Trustee, the Company when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture or the Notes; provided, however, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding Note affected thereby:

          (i) reduce the principal amount of, or extend the fixed maturity of, or alter the redemption provisions of, the Notes, (other than, subject to clause (vii) below, provisions relating to repurchase of Notes upon the occurrence of an Asset Sale or a Change at Control) or change the calculation of "Accreted Value",

          (ii) change the currency in which any Notes or amounts owing thereon is payable,

          (iii) reduce the percentage of Accreted Value outstanding of Notes which must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Notes,

          (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes,

          (v) waive a default in payment with respect to the Notes or any Guarantee,

          (vi) reduce the rate or extend the time for payment of interest on the Notes,

          (vii) following the occurrence of a Change of Control or an Asset Sale, alter the Company's obligation to purchase Notes as a result thereof in accordance with this Indenture or waive any default in the performance thereof,

          (viii) affect the ranking of the Notes in a manner adverse to the holder of the Notes,

          (ix) release any Guarantor from any of its obligations under its Guarantee or this Indenture except in compliance with the terms of this Indenture, or

          (x) permit the creation of any Lien (other than the Lien as the Pledgee) created by the Escrow Agreement or terminate the Lien created by the Escrow Agreement.

     Upon the written request of the Company accompanied by a copy of a Board Resolution of the Board authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and an Officers' Certificate and an Opinion of Counsel upon which the Trustee shall be fully protected in relying upon as conclusive evidence that such change, agreement, supplement or waiver is permitted by this Indenture and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture or other agreement, instrument or waiver.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 9.03. Execution of Supplemental Indentures, Agreements and Waivers.

     In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company or any other Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee's own rights, duties or immunities under this Indenture, the Notes or otherwise.

     Section 9.04. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article Nine, this Indenture and/or the Notes, if applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and/or the Notes, if applicable, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 9.05. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 9.06. Reference in Notes to Supplemental Indentures.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

     Section 9.07. Record Date.

     The Company may, but shall not be obligated to, fix, a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     Section 9.08. Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if a notation of the consent is not made on any Note. However, any such Holder, or subsequent Holder, may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                  ARTICLE TEN

                                    COVENANTS

     Section 10.01. Payment of Principal, Premium and Interest.

     The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture.

     Section 10.02. Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan in The City of New York, State of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York, State of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, State of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     Section 10.03. Money for Note Payments To Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     If the Company is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

     (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

     (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, at the option of the Company in the New York Times or the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

     Section 10.04. Corporate Existence.

     Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of the Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries as a whole and that the loss thereof is not adverse in any material respect to the Holders; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Indenture.

     Section 10.05. Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Restricted Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Restricted Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Restricted Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted or (y) if the failure to so pay, discharge or cause to be paid or discharged could not reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).

     Section 10.06. Maintenance of Properties.

     The Company shall cause all material properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of their respective businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.06 will prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of the Restricted Subsidiaries and is not disadvantageous in any material respect to the Holders.

     Section 10.07. Insurance.

     The Company shall at all times keep all of its and the Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually and customarily so insured by corporations similarly situated and owning like properties.

     Section 10.08. Books and Records.

     The Company shall keep proper books of record and account, in which full and correct entries will be made of all financial transactions and the assets and business of the Company and each Restricted Subsidiary and each Restricted Affiliate of the Company in material compliance with GAAP.

     Section 10.09. Provision of Financial Statements.

     The Company shall file with the SEC (so long as the SEC will accept any such filings), the Trustee and the Initial Purchasers the annual reports, quarterly reports and other documents required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

     Section 10.10. Change of Control.

     Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the Accreted Value thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, to any

Change of Control Payment Date. Notice of a Change of Control Offer shall be given to Holders and the Trustee not less than 25 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Payment Date. Failure to mail the notice of a Change of Control Offer on the date specified below or to have satisfied the foregoing condition precedent by the date that such notice is required to be mailed will constitute a Default under Section 5.01(iv).

     Notice of a Change of Control Offer shall be mailed by the Company not more than 20 Business Days after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

     (a) that the Change of Control Offer is being made pursuant to this Section
10.10 and that all Notes tendered into the Change of Control Offer will be accepted for payment;

     (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Payment Date and the date on which the Change of Control Offer expires;

     (c) that any Note not tendered for payment will continue to accrete Accreted Value or accrue interest in accordance with the terms thereof;

     (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete Accrued Interest or accrue interest after the Change of Control Payment Date;

     (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

     (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

     (g) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

     (h) the instructions that Holders must follow in order to tender their Notes; and

     (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.09), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

     On the Change of Control Payment Date, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction which may be highly leveraged. If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     If the Company is required to make a Change of Control Offer, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 10.10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.10 by virtue thereof.

     Section 10.11. Limitation on Additional Indebtedness.

     The Company shall not, and shall not permit any Restricted Subsidiary or Restricted Affiliate to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness; provided, that (A)(i) the Company will be permitted to incur Indebtedness (including Acquired Indebtedness and Buildout Indebtedness) and
(ii) a Restricted Subsidiary or Restricted Affiliate will be permitted to incur Acquired Indebtedness or Buildout Indebtedness, if, in either case, immediately after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), either (X) the ratio of Total Consolidated Indebtedness to Consolidated Pro Forma Operating Cash Flow would not be greater than or equal to 5.5 to 1.0 if such Indebtedness is incurred prior to June 1, 2001 or 5.0 to 1.0 if such Indebtedness is incurred on or after June 1, 2001 or (Y) the ratio of Total Consolidated Indebtedness to Total Invested Equity Capital would not exceed 2.0 to 1.0 and
(B) on or after June 1, 2003, a Restricted Affiliate will be permitted to incur Acquired Indebtedness or Buildout Indebtedness, if, after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the ratio of Total Affiliate Indebtedness to Affiliate Pro Forma Operating Cash Flow of such Restricted Affiliate would not be greater than or equal to 4.0 to 1.0.

     For purposes of determining compliance with this Section 10.11, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.

     Section 10.12. Statement by Officers as to Default.

     The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer or principal accounting officer of the Company, stating (i) that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the knowledge of each officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company is taking or proposes to take with respect thereto). When any Default under this Indenture has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Notes) in the principal amount of less than $1.0 million), the Company will promptly notify the Trustee of such Default, notice or action and will deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officers' Certificate specifying such event, notice or other action within five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

     Section 10.13. Limitation on Restricted Payments.

     The Company shall not, and shall not permit any of the Restricted Subsidiaries or Restricted Affiliates to, make, directly or indirectly, any Restricted Payment unless:

          (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

          (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness under clause (A)(X) of the proviso of Section 10.11 hereof; and

          (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the 9.80% Notes Issue Date and all Designation Amounts does not exceed an amount equal to the sum of, without duplication, (a) 50% of the cumulative Consolidated Net Income accrued on a cumulative basis during the period beginning on January 1, 1998 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (b) the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Restricted Subsidiary or Restricted Affiliate of the Company) of its Capital Stock (other than Disqualified Stock) on or after the 9.80% Notes Issue Date (including, without duplication, the Common Stock Offering and upon exercise of warrants, options or rights), plus (c) the aggregate net proceeds received by the Company from the issuance (other than to a Restricted Subsidiary or to a Restricted Affiliate of the Company) on or after the 9.80% Notes Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of the Company or a Restricted Subsidiary, plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made other than an Investment made pursuant to clause (c), (f) or (g) of the following paragraph made after the 9.80% Notes Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment, plus (e) in the case of any Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary, an amount equal to the consolidated net Investment in such Subsidiary on the date of Revocation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such Subsidiary after the 9.80% Notes Issue Date plus (f) in the case of the JV Designation after the 9.80% Notes Issue Date of a New Joint Venture as a Restricted Affiliate, an amount equal to the consolidated net Investment in such New Joint Venture on the date of such JV Designation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such New Joint Venture after the 9.80% Notes Issue Date. For purposes of the preceding clauses (b) and
     (c) and without duplication, the value of the aggregate net cash proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

     The provisions of this Section 10.13 shall not prohibit (each of which shall be given independent effect):

          (a) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

          (b) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary or to a

     Restricted Affiliate) of shares of Capital Stock of the Company (other than Disqualified Stock); provided that any such net cash proceeds pursuant to the immediately preceding subclause (B) are excluded from clause (iii)(b) of the preceding paragraph;

          (c) so long as no Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of, a substantially concurrent issue or sale (other than to a Restricted Subsidiary or to a Restricted Affiliate) of (A) Capital Stock (other than Disqualified Stock) of the Company; provided that any such net cash proceeds, to the extent so used, are excluded from clause
     (iii)(b) of the preceding paragraph, and/or (B) other Subordinated Indebtedness, having an Average Life to Stated Maturity that is equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired;

          (d) so long as no Default shall have occurred and be continuing, any Investment constituting a Restricted Payment made by the Company or any Restricted Subsidiary in any Restricted Affiliate to fund the capital requirements for financing or supporting a Permitted Business of such Restricted Affiliate;

          (e) so long as no Default shall have occurred and be continuing, Investments constituting a Restricted Payment made by the Company or any Restricted Subsidiary in any person (including any Unrestricted Subsidiary or a Restricted Affiliate) in an amount not to exceed $10 million in the aggregate at any time outstanding;

          (f) so long as no Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment out of the proceeds of the issue or sale (other than to a Subsidiary or to a Restricted Affiliate) of Capital Stock (other than Disqualified Stock) of the Company; provided that any such net cash proceeds are excluded from clause (iii)(b) of the preceding paragraph; or

          (g) so long as no Default shall have occurred and be continuing, any Investment constituting a Restricted Payment made in Megacable S.A. de C.V. not to exceed $20 million in the aggregate at any time outstanding.

     Restricted Payments of the type set forth in the preceding clauses (e) and
(g) shall be included in making the determination of available amounts under clause (iii) of the preceding paragraph to the extent they are outstanding.

     In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

     Section 10.14. Limitation on Transactions with Affiliates.

     The Company shall not, and shall not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Company or any officer or director of the Company (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5 million shall be approved by a majority of the Board, such approval to be evidenced by a Board Resolution stating that the Board has determined that such transaction or transactions comply with the foregoing provisions. In addition to the foregoing, each Affiliate Transaction involving aggregate consideration of $10 million or more shall be approved by a majority of the Disinterested Directors; provided that, in lieu of such approval by the Disinterested Directors, the Company may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view. In addition, a Restricted Affiliate shall not enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of the Other Partner, unless the terms of such transaction or transactions are in writing, and are fair and reasonable to such Restricted Affiliate. For purposes of this covenant, any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentence, shall be deemed to be on terms that are fair and reasonable to the Company and the Restricted Subsidiaries, as the case may be, and therefore shall be permitted under this covenant.

     Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, or solely for the benefit of, the Company and/or any of the Restricted Subsidiaries, (ii) transactions pursuant to agreements and arrangements existing on the Issue Date, (iii) transactions among any of the Company or the Restricted Subsidiaries, on the one hand, and any of the Restricted Affiliates, on the other hand, provided that such transactions are in the ordinary course of business and are related to or in furtherance of a Permitted Business, (iv) dividends paid by the Company pursuant to and in compliance with this Section 10.13, (v) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries bonuses, employment agreements and arrangements, compensation or employee benefit arrangements or legal fees and (vi) grants of customary registration rights with respect to securities of the Company.

     Section 10.15. Disposition of Proceeds of Asset Sales.

     The Company shall not, and shall not permit any Restricted Subsidiary or Restricted Affiliate to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary or such Restricted Affiliate, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; provided that the amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases the Company or such Restricted Subsidiary or Restricted Affiliate, as the case may be, from further liability shall be treated as cash for purposes of this Section 10.15. The Company or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from any such Asset Sale by the Company or a Restricted Subsidiary and the Net Cash Proceeds of any Asset Sale by a Restricted Affiliate to the extent distributed to the Company or a Restricted Subsidiary within 365 days of the receipt thereof to repay an amount of Indebtedness (other than Subordinated Indebtedness) of the Company in an amount not exceeding the Other Senior Debt Pro Rata Share and elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, (ii) apply the Net Cash Proceeds from such Asset Sale by the Company or a Restricted Subsidiary and the Net Cash Proceeds of any Asset Sale by a Restricted Affiliate to the extent distributed to the Company or a Restricted Subsidiary to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments thereunder by the amount of the Indebtedness so repaid or (iii) apply the Net Cash Proceeds from any Asset Sale by the Company or a Restricted Subsidiary and the Net Cash Proceeds of any Asset Sale by a Restricted Affiliate to the extent distributed to the Company or a Restricted Subsidiary within 365 days thereof, to an investment in properties and assets that will be used in a Permitted Business (or in Capital Stock and other securities of any person that will become a Restricted Subsidiary or Restricted Affiliate as a result of such investment to the extent such person owns properties and assets that will be used in a Permitted Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Notwithstanding anything herein to the contrary, in the event of any Asset Sale of all or substantially all of the properties or assets of any Restricted Affiliate Group, whether in a single transaction or series of related transactions, the Restricted Affiliate Group shall be required to distribute the Net Cash Proceeds therefrom, after providing for all Indebtedness and other liabilities of such Restricted Affiliate Group, to the Company or a Restricted Subsidiary and the Other Partner on a pro rata basis in accordance with their respective equity interests. Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (ii) of the preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause (iii) shall constitute "Excess Proceeds." Any Excess Proceeds not used as set forth in clause (i) of the second preceding sentence shall constitute "Offer Excess Proceeds" subject to disposition as provided below.

     When the aggregate amount of Offer Excess Proceeds equals or exceeds $10.0 million, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all Holders issued under this Indenture, that aggregate principal amount of Notes as can be purchased by application of such Offer Excess

Proceeds at a price in cash equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest, if any, to the purchase date. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate purchase price for the applicable issue of Notes tendered pursuant to an Asset Sale Offer is less than the Offer Excess Proceeds, the Company or any Restricted Subsidiary may use such deficiency for general corporate purposes. If the aggregate purchase price for the Notes validly tendered and not withdrawn by holders thereof exceeds the amount of Notes which can be purchased with the Offer Excess Proceeds, Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Offer Excess Proceeds shall be reset to zero.

     Notwithstanding the two immediately preceding paragraphs, the Company, the Restricted Subsidiaries and the Restricted Affiliates will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent
(i) at least 75% of the consideration of such Asset Sale constitutes Replacement Assets, cash or Cash Equivalents (including obligations deemed to be cash under this covenant) and (ii) such Asset Sale is for Fair Market Value; provided that any consideration constituting (or deemed to constitute) cash or Cash Equivalents received by the Company, any of the Restricted Subsidiaries or any of the Restricted Affiliates in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

     Notice of an Asset Sale Offer shall be mailed by the Company not more than 20 Business Days after the obligation to make such Asset Sale Offer arises to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the date fixed for Purchase of Notes validly tendered and not withdrawn, which date shall be not later than the 30th Business Day following the mailing of such Asset Sale Offer (the "Asset Sale Offer Purchase Date"). The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
     10.15 and that the Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law;

          (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Asset Sale Offer Purchase Date and the date on which the Asset Sale Offer expires;

          (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

          (e) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Offer Purchase Date, a facsimile transmission or letter setting forth the name of the Holders, the principal amount of Notes the Holders delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (g) that Holders whose Notes are purchased only in part will be issued Notes of like tenor equal in principal amount to the unpurchased portion of the Notes surrendered;

          (h) the instructions that Holders must follow in order to tender their Notes; and

          (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the Commission pursuant to the Exchange Act (or, if the Company is not required to file any such reports with the SEC, the comparable reports prepared pursuant to Section 10.24), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and such other information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would, in the good faith judgment of the Company, be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

     On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer,
(ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent will promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note of like tenor equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Offer Purchase Date.

     If the Company is required to make an Asset Sale Offer, the Company shall comply with all applicable tender offer rules, including to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations.

     Section 10.16. Limitation on Liens Securing Certain Indebtedness.

     The Company shall not, and shall not permit any Restricted Subsidiary or Restricted Affiliate to, create, incur, assume or suffer to exist any Liens of any kind against or upon (i) any property or assets of the Company or any Restricted Subsidiary or Restricted Affiliate, whether now owned or hereafter acquired, or any proceeds therefrom, which secure either (x) Subordinated Indebtedness, unless the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Senior Debt Securities, unless the Notes are equally and ratably secured with the Liens securing the Senior Debt Securities other than the Lien on the escrow account in favor of the escrow agent and the trustee in respect of the Senior Notes and similar interest escrow arrangements.

     Section 10.17. Limitation on Business.

     The Company shall not, and will not permit any of the Restricted Subsidiaries or Restricted Affiliates to, engage in a business which is not substantially a Permitted Business.

     Section 10.18. Limitation on Certain Guarantees and Indebtedness of
                    Restricted Subsidiaries and Restricted Affiliates.

     The Company shall not permit any Restricted Subsidiary or Restricted Affiliate, directly or indirectly, to assume, guarantee or in any other manner become liable whether as issuer, guarantor or co-obligor, with respect to (i) any Subordinated Indebtedness or (ii) any Senior Debt Securities unless, in each case, such Restricted Subsidiary or Restricted Affiliate simultaneously executes and delivers a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary or Restricted Affiliate, as the case may be, on a basis senior to any such Subordinated Indebtedness or pari passu with any such Senior Debt Securities, as the case may be. Each guarantee of the Notes created pursuant to such provisions is referred to as a "Guarantee" and the issuer of each such Guarantee, so long as the Guarantee remains outstanding, is referred to as a "Guarantor."

     Notwithstanding the foregoing, in the event of the unconditional release of any Guarantor from its obligations in respect of the Indebtedness which gave rise to the requirement that a Guarantee be given, such Guarantor shall be released from all obligations under its Guarantee. In addition, upon any sale or disposition (by merger or otherwise) of any Guarantor by the Company or a Restricted Subsidiary to any person that is not an Affiliate of the Company or any of the Restricted Subsidiaries which is otherwise in compliance with the terms of this Indenture and as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Company, such Guarantor will be deemed to be automatically and unconditionally released from all obligations under its Guarantee; provided that each such Guarantor is sold or disposed of in accordance with Section 10.15 hereof.

     Section 10.19. Limitation on Issuances and Sales of Preferred Stock by
                    Restricted Sub-sidiaries and Restricted Affiliates.

     The Company (i) shall not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or a Restricted Subsidiary) and (ii) shall not permit any person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary. In addition, the Company (i) shall not permit any Restricted Affiliate to issue any Preferred Stock (other than (x) to the Company or a Restricted Subsidiary or (y) to the holders of Common Stock in such Restricted Affiliate on a pro rata basis based upon their ownership of Common Stock) or (ii) will not permit any person not referred to in the preceding parenthetical of clause (i) of this sentence to own any Preferred Stock of any Restricted Affiliate.

     Section 10.20. Limitation on Dividends and Other Payment Restrictions
                    Affecting Restricted Subsidiaries or Restricted Affiliates.

     The Company shall not, and shall not permit any Restricted Subsidiary or Restricted Affiliate to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary or Restricted Affiliate to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary or Restricted Affiliate, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary or Restricted Affiliate, (c) make any Investment in the Company or any other Restricted Subsidiary or Restricted Affiliate or (d) transfer any of its properties or assets to the Company or to any Restricted Subsidiary or Restricted Affiliate, except for (i) any encumbrance or restriction in existence on the Issue Date, (ii) customary non-assignment provisions, (iii) any encumbrance or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (iv) any encumbrance or restriction applicable to a Restricted Subsidiary or Restricted Affiliate at the time that it becomes a Restricted Subsidiary or Restricted Affiliate that is not created in contemplation thereof, (v) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (iv) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the Holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vi) any encumbrance or restriction imposed upon a Restricted Subsidiary or Restricted Affiliate pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or Restricted Affiliate or any Asset Sale to the extent limited to the Capital Stock or assets in question, and (vii) any customary encumbrance or restriction applicable to a Restricted Subsidiary or Restricted Affiliate that is contained in an agreement or instrument governing or relating to Indebtedness contained in any Permitted Credit Facility; provided that (subject to customary net worth, leverage, invested capital and other financial covenants) the provisions of such agreement permit the payment of interest and principal and mandatory repurchases pursuant to the terms of this Indenture and the Notes and other indebtedness that is solely an obligation of the Company; provided further that such agreement may contain customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary or Restricted Affiliate, customary restrictions on transactions with affiliates, and customary subordination provisions governing indebtedness owed to the Company or any Restricted Subsidiary or Restricted Affiliate.

     Section 10.21. Designations of Unrestricted Subsidiaries.

     The Company shall not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") unless:

          (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (b) except in the case of a Permitted Investment or an Investment made pursuant to clause (iii) or (iv) of the second paragraph of Section 10.13 hereof, immediately after giving effect to such Designation, the Company would be able to incur $1.00 of Indebtedness under clause (A)(X) of the proviso of Section 10.11 hereof; and

          (c) the Company would not be prohibited under this Indenture from making an Investment at the time of Designation

     (assuming the effectiveness of such Designation) in an amount (the "US Designation Amount") equal to the Fair Market Value of the net Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary on such date.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 10.13 hereof for all purposes of this Indenture in the US Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide a guarantee of, or similar credit support to, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, including any corresponding right to take enforcement action against such Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section 10.13 and Section
10.14 hereof.

     The Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

     All Designations and Revocations must be evidenced by Board Resolutions delivered to the Trustee certifying compliance with the foregoing provisions.

     Section 10.22. Designations of Restricted Affiliates.

     The Company shall not designate any Joint Venture (other than a newly created Joint Venture in which no Investment has previously been made) or any of its Subsidiaries as a "Restricted Affiliate" under this Indenture (a "JV Designation") unless:

          (a) no Default shall have occurred and be continuing at the time of and after giving effect to such JV Designation; and

          (b) all Liens and Indebtedness of such Joint Venture outstanding immediately following such JV Designation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

     Notwithstanding the foregoing, the BECO Joint Venture and the PEPCO Joint Venture shall initially constitute Restricted Affiliates at the Issue Date. The Company and the Restricted Subsidiaries shall at all times maintain a Restricted Affiliate so that it qualifies as a Joint Venture under clauses (a) and (b) of the definition thereof, unless either (1) the Company is able to, and does in fact, make an effective JV Revocation under the provisions set forth below at the time of such event or (2) the Restricted Affiliate ceases to qualify as a Joint Venture by reason of an Asset Sale by the Company or a Restricted Subsidiary of all of the Company's or such Restricted Subsidiary's interest in the Capital Stock of such Restricted Affiliate to any person other than the Company or a Restricted Subsidiary or any of their respective Affiliates, which, in the case of this clause (2), shall be deemed an effective JV Revocation.

     The Company will not revoke any JV Designation of a Joint Venture as a Restricted Affiliate (a "JV Revocation") unless:

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such JV Revocation;

          (2) except in the case of a Permitted Investment or an Investment made pursuant to clause (e) or (f) of the second paragraph of Section 10.13 hereof and except in the case in which the Restricted Affiliate will become a Restricted Subsidiary, immediately after giving effect to such JV Revocation, the Company would be able to incur

     $1.00 of Indebtedness under the proviso of clause (A)(X) of Section 10.11 hereof; and

          (3) the Company would not be prohibited under the Indenture from making an Investment at the time of such JV Revocation (assuming the effectiveness of such JV Revocation) in an amount (the "JV Revocation Amount") equal to the Fair Market Value of the net Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary on such date.

     In the event of any such JV Revocation, except in the case in which the Restricted Affiliate will become a Restricted Subsidiary, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to
Section 10.13 hereof for all purposes of this Indenture in the JV Revocation Amount.

     All JV Designations and JV Revocations must be evidenced by Board Resolutions delivered to the applicable Trustee certifying compliance with the foregoing provisions.

     Section 10.23. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company will furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

          (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 10.24. Reports.

     The Company shall, whether or not it has a class of securities registered under the Exchange Act, furnish without cost to each Holder (in sufficient quantities for distribution to beneficial holders) and file with the Trustee and the SEC, (i) within the applicable time period required under the Exchange Act, after the end of each fiscal year of the Company, the information required by Form 10-K (or any successor form thereto) under the Exchange Act with respect to such period, (ii) within the applicable time period required under the Exchange Act after the end of each of the first three fiscal quarters of each fiscal year of the Company, the information required by Form 10-Q (or any successor form thereto) under the Exchange Act with respect to such period and (iii) any current reports on Form 8-K (or any successor forms) required to be filed under the Exchange Act.

                                 ARTICLE ELEVEN

                           SATISFACTION AND DISCHARGE

     Section 11.01. Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes herein expressly provided for) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

          (1) either (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 hereof and (ii) Notes for whose payment money has theretofore been irrevocably deposited or caused to be deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee in trust an amount of money in dollars sufficient to pay and discharge the entire Indebtedness on such issue of Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit or maturity date of redemption; and

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; provided, that such Opinion of Counsel may rely, as to matters of fact, upon an Officers' Certificate.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Sections 4.05 and 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (1)(b) of this Section 11.01, the obligations of the Trustee under Section 11.02 and the last paragraph of Section 10.03 shall survive.

     Section 11.02. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal of, premium, if any, and interest on the Notes for whose payment such money has been deposited with the Trustee.

                                 ARTICLE TWELVE

                                   REDEMPTION

     Section 12.01. Notices to the Trustee.

     If the Company elects to redeem Notes pursuant to Paragraph 2 of the Notes, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.

     The Company shall notify the Trustee of any redemption at least 45 days before the Redemption Date by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes.

     Section 12.02. Selection of Notes To Be Redeemed.

     In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with any applicable requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange (or if the Notes are so listed but the exchange does not impose requirements with respect to the selection of debt securities for redemption), on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Notes of a principal amount at maturity of $1,000 or less shall be redeemed in part.

     The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount at maturity thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     Section 12.03. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register maintained by the Registrar.

     All notices of redemption shall identify the Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (c) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus unpaid interest on the Notes through the Redemption Date, upon surrender to the Paying Agent of the Notes redeemed;

          (d) if any Note is to be redeemed in part, the portion of the principal amount at maturity (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount at maturity equal to the unredeemed portion thereof will be issued without charge to the Noteholder;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent; and

          (f) the CUSIP or CINS number, if any, relating to such Notes.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

     Section 12.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such

Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

     Section 12.05. Deposit of Redemption Price.

     On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and any accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the Redemption Price plus unpaid interest on the Notes through the Redemption Date, upon surrender of such Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

     Section 12.06. Notes Redeemed or Purchased in Part.

     Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first written above.

                                                 RCN CORPORATION

                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                                 THE CHASE MANHATTAN BANK,
                                                    as Trustee


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                                       EXHIBIT A


                                 RCN CORPORATION

                                -----------------


                       [__]% SENIOR DISCOUNT NOTES DUE 2008


CUSIP No. __________
No. ___________                                                      $


     This Note is issued with original issue discount for purposes of Section 1271 et seq. of the Internal Revenue Code. For each $1,000 of principal amount of this Note, the issue price is $[_____] and the amount of original issue discount is $[_____]. The issue date of this Note is [_______], 1998 and the yield to maturity is [_____]%.

     RCN CORPORATION, a corporation incorporated under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on [____], 2008, at the office or agency of the Company referred to below, and to pay interest thereon on [____] and [_____] (each an "Interest Payment Date"), of each year, commencing on [_____], 2003, accruing from [____], 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of [__]% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the February 1 and August 1 (each a "Regular Record Date"), whether or not a Business Day, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note Register.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                           RCN CORPORATION



                                                 By:_______________________
                                                    Name:
                                                    Title:

                                                 By:_______________________
                                                    Name:
                                                    Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the [__]% Senior Discount Notes due 2008 referred to in the within-mentioned Indenture.

                                                 The Chase Manhattan Bank, as
                                                    Trustee


                                                 By:________________________
                                                    Authorized Signatory

                                [REVERSE OF NOTE]


     1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its [___]% Senior Discount Notes due 2008 (herein called the "Notes"). The Notes are limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount at maturity to $[_____], which may be issued under an indenture (herein called the "Indenture") dated as of [_____], 1998, by and between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

         No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     2. Redemption. The Notes will be redeemable, at the option of the Company, in whole or in part, on or after [____], 2003 upon not less than 30 nor more than 60 days' written notice at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on [____] of each of the years indicated below:

                            Year              Percentage
                            ----              ----------
                       2003 ..............   [        ]%
                       2004 ..............   [        ]%
                       2005 ..............   [        ]%
                       2006 and thereafter       100.000%

     Notwithstanding the foregoing, in the event that after the Issue Date and prior to [____], 2001 the Company issues, in one or more Public Equity Offerings yielding gross proceeds of not less than $30.0 million, the Company may redeem, at its option, up to a maximum of 35% of the aggregate principal amount at maturity of the Notes originally issued from the net proceeds thereof at a redemption price of [___]% of the Accreted Value of the Notes provided that not less than 65% of the originally issued aggregate principal amount at maturity of the Notes would remain outstanding immediately after such redemption. To effect the foregoing redemption, the Company must mail a notice of redemption not later than 60 days after the consummation of the Public Equity Offering that resulted in the requisite gross proceeds. As used above, "Public Equity Offering" means an underwritten public offering of Common Stock of the Company effected on a primary basis and registered with the Commission under the Securities Act.

     3. Offers to Purchase. Sections 10.10 and 10.15 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to certain conditions and limitations contained therein, the Company shall make an offer to purchase all or a portion of the Notes in accordance with the procedures set forth in the Indenture.

     4. Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of all of the Outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

     5. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     6. Amendments and Waivers. The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of Accreted Value of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages of Accreted Value of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     7. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     8. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     9. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: RCN CORPORATION, 105 Carnegie Center, Princeton, New Jersey 08540-6215.

                                 ASSIGNMENT FORM


If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to ______________________________________
______________________________________________________________________________

(Insert assignee's social security or tax ID number) ___________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Print or type assignee's name, address and zip code) and irrevocably appoint

________________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

Date: ______________              Your signature:_______________________________
                                                 (Sign exactly as your name
                                                 appears on the other side
                                                 of this Note)

                                                 By:____________________________
                                                    NOTICE:  To be executed
                                                    by an executive officer


Signature Guarantee:____________________

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Note purchased by the Company pursuant to Section
10.10 or 10.15 of the Indenture, check the appropriate box:

     Section 10.10 [   ]
     Section 10.15 [   ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.10 or 10.15 of the Indenture, state the amount:

     $__________________________________________________________________________
________________________________________________________________________________

Date: ______________              Your signature:_______________________________
                                                 (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)

                                                 By:____________________________
                                                    NOTICE:  To be executed
                                                    by an executive officer

Signature Guarantee:________________

                                                                       EXHIBIT B


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITIES


     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THIS INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                       B-1